Exhibit 10.5
FIRST AMENDMENT TO
PURCHASE AGREEMENT
This FIRST AMENDMENT TO PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of July 25, 2005, by and between Carr Capital Corporation (the “Purchaser”), and Opus Real Estate Virginia III, L.L.C. (the “Seller”) with reference to the following facts:
RECITALS:
A. Purchaser and Seller have entered into that certain Purchase Agreement, dated June 17, 2005 (the “Agreement”);
B. Both parties desire to amend the Agreement as further described below.
NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Seller agree as follows:
TERMS
1. Amendment. Exhibit H attached to the Agreement is hereby deleted and replaced with the attached Exhibit H.
2. Conflicts. If the terms of this Amendment conflict with the terms of the Agreement, the terms of the Amendment shall prevail.
3. Ratification. The Agreement, as modified hereby, is in full force and effect.
4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SELLER:

OPUS REAL ESTATE VIRGINIA III, L.L.C.

By:	/s/ Wade C. Lau
Name:	Wade C. Lau
Its:	Vice President

PURCHASER:

CARR CAPITAL CORPORATION

By:	Oliver T. Carr, III
Name:	Oliver T. Carr, III
Its:	President

EXHIBIT H
Tenant’s Estoppel Certificate
July 22, 2005
Carr Capital Corporation (“Purchaser”)
1750 H Street, NW
Suite 500
Washington, D.C. 20006

Re:	Proposed Sale of Westfields Corporate Center (the “Property”)

Address: 14700 Lee Road, Chantilly VA
Ladies and Gentlemen:
     It is our understanding that Purchaser proposes to purchase the Property from Opus Real Estate Virginia III, L.L.C. (“ORE VA”) and as a condition precedent thereof Purchaser and ORE VA have required this certification of the undersigned.
     The undersigned, as Tenant under that certain Deed of Office Lease Agreement, dated July 25, 2000, made with Opus East, L.L.C. (the predecessor in interest to ORE VA), as Landlord, (as amended by that Amendment to Office Deed of Lease Agreement, dated November 30, 2000, the “Lease”), hereby ratifies the Lease and certifies that:
1.	The current annual Basic Rent payable pursuant to the terms of the Lease is $2,084,583.60 per annum; and further, additional rental pursuant to the Lease is payable as follows: Tenant pays its pro-rata share of Excess Expenses in excess of the Expense Stop of $431,725.20 per annum; and

2.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way except as noted above; and

3.	A true and correct copy of the Lease is attached hereto as Exhibit A. The Lease represents the entire agreement between the parties as to the leasing of the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease; and

4.	On this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of the Lease by Landlord; and

5.	No rental has been paid in advance and no security (except the security deposit in the amount of $160,486.08) has been deposited with Landlord; and

6.	The total rentable floor area of the Premises is 84,652 square feet, subject to adjustment as set forth in Section 1.1 of said lease; and

7.	On this date there are no existing breaches or defaults by Landlord or Tenant under the Lease that are known to Tenant; and

8.	The term of the Lease commenced on February 6, 2001. The Rent Commencement Date under the Lease was February 6, 2001. The Lease will terminate on February 28, 2011. The Tenant has no option to purchase all or any part of the Property or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease. The Lease provides for one (1) five-year extension option; and

9.	Tenant has accepted possession of the Premises and there are no outstanding Landlord obligations to perform tenant improvements.

10.	Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”): None

11.	All monthly installments of Basic Rent and Excess Expenses have been paid when due through July 31, 2005. The current monthly installment of Basic Rent is $173,715.30 and the current monthly installment of Excess Expenses is $4,303.14.

12.	Tenant’s current address for notice under the Lease is:

10560 Arrowhead Drive

Fairfax, Virginia 22030

Attn: BJ Dransfield

Hogan & Hartson, LLP

8300 Greensboro Drive

Suite 1100

McLean, Virginia 22102

Attn: Thomas A. Wilson, Esq. or

Dennis K. Moyer, Esq.

     Tenant acknowledges that this certificate may be delivered to Purchaser and its successors and assigns, and acknowledges that such persons and any prospective lender will be relying upon the statements contained herein in disbursing loan advances or making a new loan secured by the Premises and that receipt of this certificate by lenders and Purchaser is a condition of disbursing loan advances or making such loan or acquiring the Premises, respectively. Without limitation, any entity formed by Purchaser to purchase the Property may rely upon this Certificate.
     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the ___ day of ___, 2005.

Veridian Information Solutions, Inc. Tenant

By:

Its:

     The undersigned hereby acknowledges and confirms, as of the ___day of ___, that, pursuant to the terms of that certain Guaranty, dated July 25, 2000, made by Veridian Corporation for the benefit of Opus East, L.L.C., it is unconditionally liable to Landlord for the full and prompt payment of all Rent and the full payment and performance of all other covenants, conditions and agreements to be performed or observed by Tenant under the Lease.

General Dynamics Corporation

By:

Name:

Title: